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                                                                    Exhibit 3.37

                                                                          PAGE 1

                                    DELAWARE
                             -----------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FCR GREENSBORO, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF JULY, A.D. 1992, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2303077 8100H                             AUTHENTICATION: 1782822

020316507                                           DATE: 05-17-02


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   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/08/1992
  712190006 - 2303077


                          CERTIFICATE OF INCORPORATION

                                       OF

                              FCR GREENSBORO, INC.

                             ---------------------

     FIRST. The name of this corporation shall be:

                              FCR GREENSBORO, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Roard, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand Five Hundred (1,500) shares without par value.

     FIFTH. The name and address of the incorporator is as follows:

                               Lynne M. Immediato
                           Coporation Service Company
                                1013 Centre Road
                              Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

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     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of July, A.D., 1992.


                                                 /s/ Lynne M. Immediato
                                                -------------------------
                                                 Lynne M. Immediato
                                                 Incorporator

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                              FCR GREENSBORO, INC.
                                    * * * * *

FCR GREENSBORO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of FCR Greensboro, Inc. adopted the following resolution on the 2nd day of April, 2001.

Resolved, that the registered office of FCR Greensboro, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, FCR Greensboro, Inc. has caused this statement to be signed by Jerry S. Cifor, its Treasurer, this 7 day of May, 2001.


                                                 /s/ Jerry S. Cifor
                                              -------------------------
                                              Jerry S. Cifor, Treasurer


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/09/2001
                                                          010224725 - 2303077